RESOLUTION ADOPTING AMENDMENT NUMBER ONE TO THE
 WALGREEN CO. BROAD-BASED EMPLOYEE STOCK OPTION PLAN

WHEREAS, Walgreen Co. (the "Company") maintains the Walgreen Co. Broad Based Employee Stock Option Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan to permit the Compensation Committee thereof (or its delegates) to make individual grants of stock options on a discretionary basis.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 10.1 of the Plan, the following amendments to the Plan be and are hereby approved and adopted effective as of April 1, 2003:

Section 1.2 of the Plan is amended in its entirety to read as follows:

"1.2. Purpose of the Plan. The purposes of the Plan are to celebrate the achievement of store opening milestones (the first of which will be the opening of the Company’s 4000th store) and the efforts of the Company’s Employees in the achievement of such milestones, to encourage Company Employees to devote their best efforts to the business and affairs of the Company, to attract and retain Employees of outstanding ability, and to encourage the identification of Employees’ interest with that of the Company’s shareholders."

II.

Article 5 of the Plan is amended in its entirety to read as follows:

"Article 5. Eligibility and Participation

5.1. Option 4000 and Similar Programs. For Option 4000 (defined in Section 6.1 below) and any similar subsequent grants of Options hereunder, the Committee shall have the discretion to determine eligibility for participation in such grants from among Employees who are employed by the Company as of the designated date of the event giving rise to such grant of Options, and the group of eligible Employees shall constitute all Employees or a designated group of Employees. For purposes of this Section 5.1, a person otherwise satisfying the status as an Employee shall be deemed to be employed as of such date even though on such date he or she was absent because of paid or unpaid disability leave, personal leave, or family and medical leave. A person who has accepted an offer of employment as an Employee shall also be deemed to be employed for such purpose, provided he or she actually commences employment with the Company as scheduled.

5.2. Individual Option Grants. The Committee may from time to time at its discretion determine those Employees to whom individual Options shall be granted hereunder and the terms and conditions of each such Option grant, including the Option Price and the number of Shares subject to such Option."

III.

Section 6.1 of the Plan is amended by replacing the reference to "Article 5" in the first sentence thereof with a reference to "Section 5.1."

IV.

The introductory sentence to Section 7.2 of the Plan is amended in its entirety to read as follows:

"Except as otherwise designated by the Committee at the time an Option is granted, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, the following rules shall apply:"

V.

The introductory sentence to Section 7.3 of the Plan is amended in its entirety to read as follows:

"Except as otherwise designated by the Committee at the time an Option is granted and except as provided in Section 7.4, the following rules shall apply in the case of voluntary or involuntary terminations of employment not described in Section 7.2:"

VI.

A new Section 14.5 is added to the Plan to read as follows:

"14.5. Option Agreement. At the discretion of the Committee, an Option granted under the Plan may be evidenced by a written stock option agreement setting forth the terms upon which the Option is granted, including the number of Shares to which the Option pertains. The appropriate officers of the Company shall be authorized to execute and deliver any such option agreements in the name of the Company, as directed from time to time by the Committee. In cases where such an agreement is delivered by the Company to the Participant, the Participant shall not have any rights with respect to the exercise of the applicable Option unless and until he or she has executed and delivered the option agreement to the Company."

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take such steps that in their opinion are necessary or advisable in order to carry out the intent and purposes of the foregoing resolutions.